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                                                                   Exhibit 10.16

April 25, 2005

Phylis M. Esposito

Re: Executive Employment Agreement - Second Extension

Dear Phylis:

The purpose of this letter is to set out in writing the agreement reached between you and the Company with regard to your employment. Pursuant to a letter agreement dated July 29, 2004, your Executive Employment Agreement dated February 1, 2002 was extended beyond the Renewal term (as defined in the Agreement) to continue until June 30, 2005 (collectively referred to as the "Agreement"). You and the Company have agreed to again extend your Agreement for another 12 months, to end on June 30, 2006.

All rights and obligations set out in the Agreement, as clarified below, will apply throughout this extended period and your role will continue as head of Investor Relations and Government Relations. For purposes of clarification only, any right to renew the Agreement was satisfied during the first Renewal Term (as defined in the Agreement) that ended on June 30, 2004 and there is no right to renew the Agreement unless agreed upon by both parties in writing, as evidenced by a document similar to the one herein being signed. Accordingly, Section 5(e)(iv) of the Agreement has been fully satisfied and is no longer in effect.

Please indicate that the description above accurately represents the understanding reached between you and the Company by signing the letter in the space below and return one fully signed letter to me. Please keep one fully signed letter for your files.

Very truly yours,

AMERITRADE HOLDING CORPORATION


By: /S/ KURT HALVORSON
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    Kurt Halvorson
    Chief Administrative Officer

The undersigned agrees that this letter accurately sets out the agreement reached between the undersigned and Ameritrade.


/S/ PHYLIS M. ESPOSITO 5/13/05
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Phylis M. Esposito